Exhibit 10.9

FORM OF INDEMNITY AGREEMENT

[This Indemnity Agreement (this “Agreement”), dated as of May 10, 2026, is made by and between Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), and [●] (the “Indemnitee”).][This Indemnity Agreement (this “Agreement”), dated as of May 10, 2026, is made by and among Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), [●] (the “Indemnitee Individual”) and [●] (the “Indemnitee Entity”). The Indemnitee Individual and the Indemnity Entity are collectively referred to herein as the “Indemnitee,” and each reference to the “Indemnitee” in this Agreement shall be deemed to refer to each of the Indemnitee Individual and the Indemnity Entity, jointly and severally, unless the context otherwise requires.]1

RECITALS

(A)
The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

(B)
Based on their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company;

(C)
Section 145 of the General Corporation Law of the State of Delaware (the “Law”) empowers the Company to indemnify by agreement its directors, officers, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive; and

(D)
The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company [(in the case of the Indemnitee Individual) or to provide the services of the Indemnitee Individual (in the case of the Indemnitee Entity) in each case][2] free from undue concern for claims for damages arising out of or related to such services to the Company.

1 Alternative language for D&Os engaged through their personal wholly-owned vehicles.

2 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions.

1.1
Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director or officer of the Company or any subsidiary of the Company, or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or any subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, other legal entity, or other enterprise or an affiliate of the Company[, and includes the Indemnitee Entity to the extent it provides services to the Company through the Indemnitee Individual][3]. The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

1.2	Change-in-Control. For the purposes of this Agreement, “Change-in-Control” means:

(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee, other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, or one of the Electrum Parties (or any of their affiliates or any officer, director, or employee of any of the Electrum Parties or their affiliates), acquires greater than a majority of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the Company;

(b)
the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)	a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are Incumbent Directors;

(d)	the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

3 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

(e)	stockholder approval of the dissolution or liquidation of the Company.

1.3	Electrum Parties. For purposes of this Agreement, “Electrum Parties” means, collectively, Electrum Silver US LLC and Electrum Silver US II LLC and any affiliates of the foregoing.

1.4
Expenses. For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee [(including, in the case of the Indemnitee Entity, costs incurred by the Indemnitee Entity in connection with claims arising from or related to the Individual Individual’s service to the Company)][4] in connection with the investigation, defense or appeal of, or being or preparing to be a witness in, or otherwise participating or having involvement in, an actual, threatened or potential proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145 of the Law or otherwise.

1.5
Incumbent Directors. For purposes of this Agreement, “Incumbent Directors” means directors who either (i) are members of the Board as of May 10, 2026, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

1.6
Liabilities. For purposes of this Agreement, “liabilities” means any and all liabilities of any type whatsoever, whether joint or several, including, without limitation, any judgments, fines, excise taxes (including, without limitation, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 (“ERISA”)), penalties, amounts paid or payable in settlement, and any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement, actually or reasonably incurred by or imposed upon in connection with or arising out of any proceeding.

1.7
Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, potential, pending or completed action, arbitration, alternate dispute resolution, investigation, inquiry, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

1.8
Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company’s subsidiaries.

4 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

2.
Agreement to Serve. [The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of the Indemnitee’s ability, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.][The Indemnitee Individual agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee Individual currently serves as an agent of the Company, faithfully and to the best of the Indemnitee Individual’s ability, so long as the Indemnitee Individual is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company. The Indemnitee Entity agrees to make available the services of the Indemnitee Individual to the Company in accordance with any applicable engagement or services agreement. Notwithstanding the foregoing, the Indemnitee Individual may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee Individual or the Indemnitee Entity may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee Individual in any such position or to continue the engagement of the Indemnitee Entity.][5]

3.	Directors’ and Officers’ Insurance.

3.1
D&O Insurance. The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions as may be approved by the Board. [The Company shall use commercially reasonable efforts to cause such D&O Insurance to cover both the Indemnitee Individual and the Indemnitee Entity; provided, however, that if such coverage for the Indemnitee Entity is not available on commercially reasonable terms, the Company’s indemnification obligations hereunder with respect to the Indemnitee Entity shall not be limited or affected thereby.][6]

5 Alternative language for D&Os engaged through their personal wholly-owned vehicles.

6 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

3.2
Triggering Event. In the event of a Change-in-Control or the Company becoming insolvent (including being placed into receivership or entering the federal bankruptcy process or similar process) (each, a “Triggering Event”), the Company shall obtain and fully prepay, at or prior to the closing of such Triggering Event, D&O Insurance for a period of six years following the Triggering Event which shall include at least the same or better limits and equivalent terms as are in effect immediately prior to Triggering Event with the Company’s then-current insurer or comparable insurers that have (i) equal or better insurance ratings and (ii) an equal or higher policy holder surplus as the Company’s then-current insurer.

4.	Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

4.1
Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful;

4.2
Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper;

4.3
Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever to the extent such have been paid directly to the Indemnitee by D&O Insurance; and

4.4
Third-Party Indemnification. The Company hereby acknowledges that the Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Fund Indemnitors”).  The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), (ii) it shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against the Company.  The Company and the Indemnitee agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 4.4.

5.	Partial Indemnification and Contribution.

5.1
Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

5.2
Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6.	Mandatory Advancement of Expenses.

6.1
Advancement. Subject to Sections 6.3 and 9.1 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by the Indemnitee in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request, including reasonable documentation, therefor by the Indemnitee to the Company.

6.2
Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (a) pay such expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such expenses or (c) reimburse Indemnitee for such expenses.

6.3
Exception. Notwithstanding the foregoing provisions of this Section 6 and except as provided in the last two sentences of this Section 6.3, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed in the Court of Chancery of Delaware or by a forum, set forth in Sections 8.4 and 8.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and with respect to which the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Company may not avail itself of the right set forth in the first sentence of this Section 6.3 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a Change-in-Control under Section 1.2(a) hereof.

7.	Notice and Other Indemnification Procedures.

7.1
Promptly, but not later than 48 hours, after receipt by the Indemnitee of notice of the commencement of, or the threat of commencement of any proceeding, the Indemnitee shall notify the Company of the commencement or threat of commencement thereof; provided, however, that the failure of the Indemnitee to give such notice shall not affect the Indemnitee’s rights hereunder, unless the Company is materially and adversely harmed by such failure.

7.2
If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

7.3
In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such proceeding at the Indemnitee’s expense.

8.	Determination of Right to Indemnification.

8.1
To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

8.2
In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Indemnitee has not met the applicable standard of conduct required under this Agreement or the Law to entitle the Indemnitee to such indemnification.

8.3
In making any determination with respect to the Indemnitee’s entitlement to indemnification under this Agreement, it shall be presumed that the Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome such presumption.

8.4	The Indemnitee shall select the forum in which the validity of such Indemnitee’s entitlement to indemnification will be heard from among the following:

(a)	A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought, even if less than a quorum;

(b)	A committee of such directors designated by majority vote of such directors, even if less than a quorum;

(c)
If there are no such directors, or if such directors so direct, by independent legal counsel (the “Independent Counsel”) in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; or

(d)	The stockholders of the Company.

8.5
The Indemnitee shall select the Independent Counsel, who shall be reasonably satisfactory to the Company. The Company shall pay the reasonable and documented fees and expenses of the Independent Counsel.

8.6
Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all reasonable expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all reasonable expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous and not made in good faith.

9.	Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1
Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

9.2	Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement; or

9.3
Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for (i) an accounting of profits made from the purchase or sale by the Indemnitee [(or, in the case of the Indemnitee Entity, by the Indemnitee Individual or the Indemnitee Entity)][7] of securities of the Company pursuant to the provisions of Section 16(b) of Exchange Act or similar provisions of any federal, state or local law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act or any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or (iii) the payment to the Company of profits arising from the purchase, sale or other acquisition or transfer by the Indemnitee [(or, in the case of the Indemnitee Entity, by the Indemnitee Individual or the Indemnitee Entity)][8] of securities in violation of Section 306 of the Sarbanes-Oxley Act; or

9.4
Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

10.
No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

11.
Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity, while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

12.	General Provisions.

12.1
Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

7 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

8 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

12.2
[Conduct Standards Applied to the Indemnitee Entity. For purposes of this Agreement, any determination of whether the Indemnitee has met the applicable standard of conduct for indemnification (including, without limitation, the “good faith” standard, the standard of reasonable belief, or any standard relating to criminal conduct) shall, with respect to the Indemnitee Entity, be determined by reference to the conduct of the Indemnitee Individual. The Indemnitee Entity shall be deemed to have met any applicable standard of conduct to the same extent as the Indemnitee Individual has met such standard.][9]

12.3
Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12.1 hereof.

12.4
Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.5
Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12.6	Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

12.7	Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

12.8
Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date; (c) if sent by overnight courier, on the next business day after deposit with the overnight courier; or (d) if sent by email to the email address designated for the recipient party below, on the date of delivery (if delivered during normal business hours) or on the following business day (if delivered after normal business hours):

9 Language applicable solely to D&Os engaged through their personal wholly-owned vehicles.

(i)	if to the Company:

Sunshine Silver Mining & Refining Company
2209 Big Creek Rd, Kellogg, Idaho 83837
Attention: Michelle Shepston
Email: mshepston@silveropp.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, New York, NY 10001
Attention: Jeremy Winter
Email: jeremy.winter@skadden.com

(ii)
if to the Indemnitee, at the address and email address indicated in the Indemnitee’s personnel or director file, as applicable, or such other address and email address specified by the Indemnitee in writing to the Company.

Either party may provide the other with notices of change of address and email address, which shall be effective upon receipt.

12.9
Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

SUNSHINE SILVER MINING & REFINING COMPANY		INDEMNITEE:

By:		By:
	Name:		Name:
	Title:		Title:

Indemnity Agreement Signature Page

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.10

SUNSHINE SILVER MINING & REFINING COMPANY		INDEMNITEE INDIVIDUAL:

By:		By:
	Name:		Name:
	Title:		Title:

INDEMNITEE ENTITY:

By:
Name:
Title:

Indemnity Agreement Signature Page

10 Signature page applicable solely to D&Os engaged through their personal wholly-owned vehicles.